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                                                                   Exhibit 99(j)


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Pre-effective Amendment No. 2 to the registration statement on Form N-1A (the "Registration Statement") of our report dated March 24, 1999, relating to the financial statements of The Kelmoore Strategy Covered Option Fund, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Statement of Additional Information.

PricewaterhouseCoopers LLP
San Francisco, Ca
April 6, 1999